                                                           Exhibit No. EX-99.a.2

                              CERTIFICATE OF TRUST

                                       of

                             SMA Relationship Trust

                           a Delaware Statutory Trust

     This  Certificate of Trust of SMA Relationship  Trust (the "Trust"),  dated this 3rd day of December,  2002, is being duly  executed and filed,  in order to form a statutory trust pursuant to the Delaware Statutory Trust Act (the "Act"),
Del. Code Ann, tit. 12,§§3801-3819.

     1. NAME. The name of the statutory trust formed hereby is "SMA Relationship
Trust."

     2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become,  prior to the issuance of shares of beneficial interest,  a registered  investment company under the Investment Company Act of 1940, as amended.  Therefore,  in accordance with Section  3807(b) of the Act, the Trust has and shall  maintain in the State of Delaware a registered office and a registered agent for service of process.

          (a) REGISTERED  OFFICE. The registered office of the Trust in Delaware is  Corporation  Trust Center,  1209 Orange  Street,  Wilmington,  Delaware
     19801.

          (b) REGISTERED  AGENT.  The registered agent for service of process on the Trust in Delaware  is  Corporation  Trust  Company,  Corporation  Trust
     Center, 1209 Orange Street, Wilmington, Delaware 19801.

     3.  LIMITATION  OF LIABILITY.  Pursuant to Section  3804(a) of the Act, the
debts,  liabilities,  obligations  and  expenses  incurred,  contracted  for  or otherwise  existing  with respect to a particular  series of the Trust,  whether such series is now authorized and existing pursuant to the governing  instrument of the Trust or is hereafter  authorized and existing pursuant to said governing instrument,  shall be enforceable against the assets associated with such series only,  and not against  the assets of the Trust  generally  or any other  series thereof,  and, except as otherwise  provided in the governing  instrument of the
Trust,  none of the  debts,  liabilities,  obligations  and  expenses  incurred, contracted for or otherwise  existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     IN  WITNESS  WHEREOF,  the  Trustees  named  below do hereby  execute  this
Certificate of Trust as of the date first-above written.

                                 /s/ Frank K. Reilly
                                 ---------------------------------------
                                 Frank K. Reilly

                                 /s/ Walter E. Auch
                                 ---------------------------------------
                                 Walter E. Auch

                                 /s/ Edward M. Roob
                                 ---------------------------------------
                                 Edward M. Roob

                                 /s/ Brian M. Storms
                                 ---------------------------------------
                                 Brian M. Storms